UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

13500 Evening Creek Drive North, Suite 600
San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, the Compensation Committee determined that the payment of performance-based bonus amounts to our executive officers, including our named executive officers (Andrew S. Clark, Daniel J. Devine, Rodney T. Sheng, Christopher L. Spohn and Ross L. Woodard), related to 2010 performance will be based on the achievement of corresponding company-wide performance targets related to quality, EBITDA and revenue, with quality receiving 25% of the weighting, EBITDA receiving 50% and revenue receiving 25%. There will be no individual performance metrics. The performance target for quality will require the achievement by our company of certain quality metrics in 2010, which metrics are not yet specified but will be subsequently determined by the Compensation Committee in its discretion. The performance targets for revenue and EBITDA require a significant increase over our performance in 2009.

Target bonus amounts for Messrs. Clark, Devine, Sheng and Spohn are 100%, 50%, 60% and 50%, respectively, of their annual base salaries, as set forth in their employment agreements.  The target bonus amount for Mr. Woodard is determined by the Compensation Committee.  For 2010, the Compensation Committee determined that Mr. Woodard’s target bonus amount is 50% of his annual base salary.  Actual bonus amounts paid to the named executive officers may be or more or less than the target bonus amounts. For 2010, the Compensation Committee determined that (1) the minimum or threshold bonus amount for each named executive officer will be 50% of the officer’s target bonus amount, and (2) the maximum bonus amount for each named executive officer will be 200% of the officer’s target bonus amount.  The Compensation Committee has the discretion to award bonus amounts that fall in between the threshold, target and maximum amounts for attainment of performance that falls in between the specified goals.

Item 7.01.              Regulation FD Disclosure.

On May 26, 2010, we issued a press release announcing that on May 24, 2010, Ashford University received a draft audit report from the U.S. Department of Education’s Office of Inspector General regarding its compliance audit of the university.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press release dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
	Name:	Daniel J. Devine
	Title:	Chief Financial Officer